Exhibit 99.1
Avantor® Reports Fourth Quarter and Full Year 2025 Results
Revival program underway, including relaunch of VWR brand, implementation of critical manufacturing and supply chain improvements, and upgrades to e-commerce channel
Fourth Quarter 2025
•Net sales of $1.66 billion, decrease of 1%; organic decrease of 4%
•Net income of $52 million; Adjusted EBITDA of $252 million
•Diluted GAAP EPS of $0.08; adjusted EPS of $0.22
•Operating cash flow of $153 million; free cash flow of $117 million
Full Year 2025
•Net sales of $6.55 billion, decrease of 3%; organic decline of 3%
•Net loss of $530 million; Adjusted EBITDA of $1,069 million
•Diluted GAAP loss per share of $0.78; adjusted EPS of $0.90
•Operating cash flow of $624 million; free cash flow of $496 million
RADNOR, Pa. – February 11, 2026 – Avantor, Inc. (NYSE: AVTR), a leading global provider of mission-critical products and services to customers in the life sciences and advanced technology industries, today reported financial results for its fourth fiscal quarter and year ended December 31, 2025.
“Through the Revival program we initiated last quarter, we are building a more agile company that is better organized around the needs of our customers. The entire team is energized around a clear set of strategic priorities, and we have already made important changes to how we run the business, including optimizing our go-to-market strategy, relaunching the VWR brand, implementing critical improvements, and upgrading our e-commerce channel,” said Emmanuel Ligner, President and Chief Executive Officer.
“We are moving with urgency to execute Revival and turn around the performance of this great business. 2026 will be a year of transition and purposeful investment, and our priority is driving top line growth by competing vigorously in the marketplace and strengthening our company. We are confident that the steps we are taking this year will position Avantor for sustainable shareholder value creation,” Ligner concluded.
Fourth Quarter 2025
For the three months ended December 31, 2025, net sales were $1,664 million, a decrease of 1.4% compared to the fourth quarter of 2024. Foreign currency translation had a positive impact of 3.1% and M&A had a negative impact of 0.4%, resulting in a 4.1% sales decline on an organic basis.
Net income decreased to $52 million from $500 million in the fourth quarter of 2024, and adjusted net income was $146 million as compared to $184 million in the comparable prior period. Net Income margin was 3.1%. Adjusted EBITDA was $252 million and Adjusted EBITDA margin was 15.2%. Adjusted Operating Income was $225 million and Adjusted Operating Income margin was 13.5%.
Diluted earnings per share on a GAAP basis was $0.08, while adjusted EPS was $0.22.
Operating cash flow was $153 million, while free cash flow was $117 million.

Full Year 2025
For the full year ended December 31, 2025, net sales were $6,552 million, a decrease of 3.4% compared to 2024. Foreign currency translation had a positive impact of 1.6% and M&A had a negative impact of 2.2%, resulting in a sales decline of 2.8% on an organic basis.
Net loss was $530 million compared to net income of $712 million in 2024, and adjusted net income was $614 million as compared to $678 million in the comparable prior period. Net loss margin was 8.1%. Adjusted EBITDA was $1,069 million and Adjusted EBITDA margin was 16.3%. Adjusted Operating Income was $958 million and Adjusted Operating Income margin was 14.6%.
Diluted loss per share on a GAAP basis was $0.78, while adjusted EPS was $0.90.
Operating cash flow was $624 million, while free cash flow was $496 million. Adjusted net leverage was 3.2x as of December 31, 2025.
Fourth Quarter 2025 – Segment Results
Laboratory Solutions
•Net sales were $1,116 million, a reported decrease of 0.9%, as compared to $1,126 million in the fourth quarter of 2024. Foreign currency translation had a positive impact of 3.8% and M&A had a negative impact of 0.6%, resulting in a sales decline of 4.1% on an organic basis.
•Adjusted Operating Income was $114 million as compared to $147 million in the comparable prior period. Adjusted Operating Income margin was 10.2%.
Bioscience Production
•Net sales were $548 million, a reported decrease of 2.4%, as compared to $561 million in the fourth quarter of 2024. Foreign currency translation had a positive impact of 1.7%, resulting in a 4.1% sales decline on an organic basis.
•Adjusted Operating Income was $127 million, as compared to $149 million in the comparable prior period. Adjusted Operating Income margin was 23.2%.
Full Year 2025 – Segment Results
Laboratory Solutions
•Net sales were $4,400 million, a reported decrease of 4.6%, as compared to $4,610 million in 2024. Foreign currency translation had a positive impact of 1.8% and M&A had a negative impact of 3.2%, resulting in 3.2% sales decline on an organic basis.
•Adjusted Operating Income was $510 million as compared to $598 million in the comparable prior period. Adjusted Operating Income margin was 11.6%.
Bioscience Production
•Net sales were $2,153 million, a reported decrease of 1.0%, as compared to $2,174 million in 2024. Foreign currency translation had a positive impact of 0.8%, resulting in a 1.8% sales decline on an organic basis.
•Adjusted Operating Income was $518 million, as compared to $558 million in the comparable prior period. Adjusted Operating Income margin was 24.1%.

Adjusted Operating Income is Avantor’s segment reporting profitability measure under generally accepted accounting principles and is used by management to measure and evaluate the performance of our Company’s business segments.
Conference Call
We will host a conference call to discuss our results today, February 11, 2026 at 8:00 a.m. Eastern Time. The live webcast and presentation, as well as a replay, will be available on the investor section of Avantor's website.
About Avantor
Avantor® is a leading life science tools company and global provider of mission-critical products and services to the life sciences and advanced technology industries. We work side-by-side with customers at every step of the scientific journey to enable breakthroughs in medicine, healthcare, and technology. Our portfolio is used in virtually every stage of the most important research, development and production activities at more than 300,000 customer locations in 180 countries. For more information, visit avantorsciences.com and find us on LinkedIn, X (Twitter) and Facebook.
Use of Non-GAAP Financial Measures
To evaluate our performance, we monitor a number of key indicators. As appropriate, we supplement our results of operations determined in accordance with U.S. generally accepted accounting principles (“GAAP”) with certain non-GAAP financial measures that we believe are useful to investors, creditors and others in assessing our performance. These measures should not be considered in isolation or as a substitute for reported GAAP results because they may include or exclude certain items as compared to similar GAAP-based measures, and such measures may not be comparable to similarly titled measures reported by other companies. Rather, these measures should be considered as an additional way of viewing aspects of our operations that provide a more complete understanding of our business. We strongly encourage investors to review our consolidated financial statements included in reports filed with the SEC in their entirety and not rely solely on any one single financial measure or communication.
The non-GAAP financial measures used in this press release are sales growth (decline) on an organic basis, Adjusted Operating Income, Adjusted Operating Income margin, Adjusted EBITDA, Adjusted EBITDA margin, adjusted net income, adjusted EPS, adjusted net leverage, free cash flow and free cash flow conversion.
•Organic net sales growth (decline) eliminates from our reported net sales change the impacts of revenues from acquisitions and divestitures that occurred in the last year (as applicable) and changes in foreign currency exchange rates. We believe that this measurement is useful to investors as a way to measure and evaluate our underlying commercial operating performance consistently across our segments and the periods presented. This measure is used by our management for the same reason.
•Adjusted Operating Income is our net income or loss adjusted for the following items: (i) interest expense, (ii) income tax expense, (iii) amortization of acquired intangible assets, (iv) losses on extinguishment of debt, (v) charges associated with the impairment of certain assets, (vi) gain on sale of business, and (vii) certain other adjustments. Adjusted Operating Income margin is Adjusted Operating Income divided by net sales as determined under GAAP. We believe that these measures are useful to investors as ways to analyze the underlying trends in our business consistently across the periods presented. These measures are used by our management for the same reason. Additionally, Adjusted Operating Income is our segment reporting profitability measure under GAAP.

•Adjusted EBITDA is our net income or loss adjusted for the following items: (i) interest expense, (ii) income tax expense, (iii) amortization of acquired intangible assets, (iv) depreciation expense, (v) losses on extinguishment of debt, (vi) charges associated with the impairment of certain assets, (vii) gain on sale of business, and (viii) certain other adjustments. Adjusted EBITDA margin is Adjusted EBITDA divided by net sales as determined under GAAP. We believe that these measures are useful to investors as ways to analyze the underlying trends in our business consistently across the periods presented. These measures are used by our management for the same reason.
•Adjusted net income is our net income or loss first adjusted for the following items: (i) amortization of acquired intangible assets, (ii) losses on extinguishment of debt, (iii) charges associated with the impairment of certain assets, (iv) gain on sale of business, and (v) certain other adjustments. From this amount, we then add or subtract an assumed incremental income tax impact on the above-noted pre-tax adjustments, using estimated tax rates, to arrive at Adjusted Net Income. We believe that this measure is useful to investors as a way to analyze the business consistently across the periods presented. This measure is used by our management for the same reason.
•Adjusted EPS is our adjusted net income divided by our diluted GAAP weighted average share count adjusted for anti-dilutive instruments. We believe that this measure is useful to investors as an additional way to analyze the underlying trends in our business consistently across the periods presented. This measure is used by our management for the same reason.
•Adjusted net leverage is equal to our gross debt, reduced by our cash and cash equivalents, divided by our trailing 12-month Adjusted EBITDA (excluding stock-based compensation expense and including the expected run-rate effect of cost synergies and the incremental results of completed acquisitions and divestitures as if those acquisitions and divestitures had occurred on the first day of the trailing 12-month period). We believe that this measure is useful to investors as a way to evaluate and measure the Company’s capital allocation strategies and the underlying trends in the business. This measure is used by our management for the same reason.
•Free cash flow is equal to our cash flows from operating activities, less capital expenditures, plus direct transaction costs and income taxes paid related to acquisitions and divestitures (as applicable) in the period. Free cash flow conversion is free cash flow divided by adjusted net income. We believe that these measures are useful to investors as they provide a view on the Company’s ability to generate cash for use in financing or investing activities. These measures are used by our management for the same reason.
Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this release.

Forward-Looking and Cautionary Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, including our cost transformation initiative, objectives, future performance and business. These statements may be preceded by, followed by or include the words “aim,” “anticipate,” “assumption,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “intend,” “likely,” “long-term,” “near-term,” “objective,” “opportunity,” “outlook,” “plan,” “potential,” “project,” “projection,” “prospects,” “seek,” “target,” “trend,” “can,” “could,” “may,” “should,” “would,” “will,” the negatives thereof and other words and terms of similar meaning.
Forward-looking statements are inherently subject to risks, uncertainties and assumptions; they are not guarantees of performance. You should not place undue reliance on these statements. We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that our assumptions made in connection with the forward-looking statements are reasonable, we cannot assure you that the assumptions and expectations will prove to be correct. Factors that could contribute to these risks, uncertainties and assumptions include, but are not limited to, the factors described in “Risk Factors” in our most recent Annual Report on Form 10-K, and subsequent quarterly reports on Form 10-Q, as such risk factors may be updated from time to time in our periodic filings with the SEC.
All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. In addition, all forward-looking statements speak only as of the date of this press release. We undertake no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise other than as required under the federal securities laws.

Avantor, Inc. and subsidiaries
Consolidated statements of operations

(in millions, except per share data)	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Net sales	$1,663.6	$1,686.6	$6,552.2	$6,783.6
Cost of sales	1,139.7	1,123.7	4,412.8	4,504.3
Gross profit	523.9	562.9	2,139.4	2,279.3
Selling, general and administrative expenses	392.4	371.4	1,595.5	1,641.1
Impairment charges	—	—	785.0	—
Gain on sale of business	5.1	(446.6)	5.1	(446.6)
Operating income (loss)	126.4	638.1	(246.2)	1,084.8
Interest expense, net	(40.0)	(44.9)	(169.8)	(218.8)
Loss on extinguishment of debt	(4.4)	(4.4)	(4.6)	(10.9)
Other expense, net	(1.2)	(4.6)	(20.7)	(1.2)
Income (loss) before income taxes	80.8	584.2	(441.3)	853.9
Income tax expense	(28.4)	(83.8)	(88.9)	(142.4)
Net income (loss)	$52.4	$500.4	$(530.2)	$711.5

Earnings (loss) per share:
Basic	$0.08	$0.74	$(0.78)	$1.05
Diluted	$0.08	$0.73	$(0.78)	$1.04
Weighted average shares outstanding:
Basic	678.0	680.7	680.6	679.6
Diluted	679.3	682.7	680.6	681.9

Avantor, Inc. and subsidiaries
Consolidated balance sheets

(in millions)	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$365.4	$261.9
Accounts receivable, net	1,074.6	1,034.5
Inventory	818.2	731.5
Other current assets	193.0	118.7
Total current assets	2,451.2	2,146.6
Property, plant and equipment, net	766.8	708.1
Other intangible assets, net	3,193.8	3,360.2
Goodwill, net	4,986.9	5,539.2
Other assets	396.0	360.4
Total assets	$11,794.7	$12,114.5
Liabilities and stockholders' equity
Current liabilities:
Current portion of debt	$30.8	$821.1
Accounts payable	741.7	662.8
Employee-related liabilities	162.7	168.2
Accrued interest	47.3	48.6
Other current liabilities	396.4	306.8
Total current liabilities	1,378.9	2,007.5
Debt, net of current portion	3,915.5	3,234.7
Deferred income tax liabilities	557.1	557.3
Other liabilities	378.2	358.3
Total liabilities	6,229.7	6,157.8
Stockholders’ equity:
Common stock including paid-in capital	3,984.8	3,937.7
Treasury stock at cost	(75.7)	—
Accumulated earnings	1,672.8	2,203.0
Accumulated other comprehensive loss	(16.9)	(184.0)
Total stockholders’ equity	5,565.0	5,956.7
Total liabilities and stockholders' equity	$11,794.7	$12,114.5

Avantor, Inc. and subsidiaries
Consolidated statements of cash flows

(in millions)	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Cash flows from operating activities:
Net income (loss)	$52.4	$500.4	$(530.2)	$711.5
Reconciling adjustments:
Depreciation and amortization	103.3	100.9	410.2	405.5
Impairment charges	—	—	785.0	—
Gain on sale of business	5.1	(446.6)	5.1	(446.6)
Stock-based compensation expense	11.3	11.1	46.4	46.8
Non-cash restructuring charges	3.2	0.5	3.2	16.9
Provision for accounts receivable and inventory	20.3	19.3	63.7	75.1
Deferred income tax expense (benefit)	49.6	28.4	7.7	(46.9)
Amortization of deferred financing costs	1.9	2.6	8.5	11.2
Loss on extinguishment of debt	4.4	4.4	4.6	10.9
Foreign currency remeasurement loss (gain)	1.0	(3.3)	1.7	(0.3)
Pension termination charges	—	9.3	18.1	9.3
Changes in assets and liabilities:
Accounts receivable	3.1	11.7	13.6	45.9
Inventory	(42.7)	3.0	(109.4)	(18.5)
Accounts payable	46.8	17.7	42.4	59.6
Accrued interest	12.1	14.9	(1.3)	(1.6)
Other assets and liabilities	(116.8)	(100.7)	(144.2)	(37.7)
Other	(2.3)	(0.3)	(1.3)	(0.3)
Net cash provided by operating activities	152.7	173.3	623.8	840.8
Cash flows from investing activities:
Capital expenditures	(35.5)	(27.5)	(128.8)	(148.8)
Proceeds from sale of disposal group, net of cash sold	—	585.2	—	585.2
Other	(4.2)	0.8	(1.7)	2.5
Net cash (used in) provided by investing activities	(39.7)	558.5	(130.5)	438.9
Cash flows from financing activities:
Debt borrowings	1,039.9	—	1,107.6	—
Debt repayments	(949.0)	(756.8)	(1,426.3)	(1,341.8)
Payments of debt refinancing fees	(15.1)	—	(15.1)	—
Proceeds received from exercise of stock options	0.2	1.9	5.1	69.2
Shares repurchased to satisfy employee tax obligations for vested stock-based awards	(0.2)	(0.4)	(5.6)	(8.6)
Purchases of company common stock	(75.1)	—	(75.1)	—
Net cash provided by (used in) financing activities	0.7	(755.3)	(409.4)	(1,281.2)
Effect of currency rate changes on cash and cash equivalents	(0.1)	(22.1)	19.7	(21.5)
Net change in cash, cash equivalents and restricted cash	113.6	(45.6)	103.6	(23.0)
Cash, cash equivalents and restricted cash, beginning of period	254.7	310.3	264.7	287.7
Cash, cash equivalents and restricted cash, end of period	$368.3	$264.7	$368.3	$264.7

Avantor, Inc. and subsidiaries
Reconciliations of non-GAAP measures
Adjusted EBITDA and Adjusted EBITDA Margin

(dollars in millions, % based on net sales)	Three months ended December 31,				Year ended December 31,
	2025		2024		2025		2024
	$	%	$	%	$	%	$	%
Net income (loss)	$52.4	3.1%	$500.4	29.7%	$(530.2)	(8.1)%	$711.5	10.5%
Amortization	75.6	4.5%	74.2	4.4%	301.1	4.6%	299.8	4.4%
Loss on extinguishment of debt	4.4	0.3%	4.4	0.3%	4.6	0.1%	10.9	0.2%
Restructuring and severance charges[1]	1.8	0.1%	0.5	—%	29.8	0.5%	82.8	1.2%
Transformation expenses[2]	12.2	0.8%	12.3	0.8%	61.7	1.0%	58.9	0.9%
Reserve for certain legal matters, net[3]	2.1	0.1%	1.3	0.1%	7.3	0.1%	9.2	0.2%
Other[4]	3.9	0.3%	(3.5)	(0.3)%	20.9	0.3%	(3.9)	(0.2)%
Impairment charges[5]	—	—%	—	—%	785.0	12.0%	—	—%
Gain on sale of business[6]	3.7	0.2%	(446.6)	(26.5)%	5.1	0.1%	(446.6)	(6.6)%
Pension termination charges[7]	—	—%	9.3	0.6%	16.3	0.2%	9.3	0.2%
Income tax (benefit) expense applicable to pretax adjustments	(9.9)	(0.6)%	31.6	1.8%	(87.9)	(1.4)%	(54.2)	(0.8)%
Adjusted net income	146.2	8.8%	183.9	10.9%	613.7	9.4%	677.7	10.0%
Interest expense, net	40.0	2.4%	44.9	2.7%	169.8	2.5%	218.8	3.2%
Depreciation	27.7	1.7%	26.7	1.6%	109.1	1.7%	105.7	1.6%
Income tax provision applicable to Adjusted Net income	38.3	2.3%	$52.2	3.0%	$176.8	2.7%	$196.6	2.9%
Adjusted EBITDA	$252.2	15.2%	$307.7	18.2%	$1,069.4	16.3%	$1,198.8	17.7%

1.Reflects the incremental expenses incurred in the period related to restructuring initiatives to increase profitability and productivity. Costs included in this caption are specific to employee severance, site-related exit costs, and contract termination costs. These expenses represent costs incurred to achieve the Company’s publicly-announced cost transformation initiative.
2.Represents incremental expenses directly associated with the Company’s publicly-announced cost transformation initiative, primarily related to the cost of external advisors.
3.Represents charges and legal costs, net of recoveries, in connection with certain litigation and other contingencies that are unrelated to our core operations and not reflective of on-going business and operating results.
4.Represents net foreign currency (gain) loss from financing activities, other stock-based compensation expense (benefit), $6.7 million of severance and transition costs associated with the replacement of our Chief Executive Officer in 2025, and other costs.
5.Relates to the goodwill impairment of our Distribution reporting unit.
6.The amount reported in 2024 reflects the gain on the sale of our Clinical Services business. The amount reported in 2025 reflects post‑closing purchase price adjustments related to that sale.
7.Represents pension termination charges related to termination of our U.S. Pension Plan.

Avantor, Inc. and subsidiaries
Reconciliations of non-GAAP measures (continued)
Adjusted Operating Income and Adjusted Operating Income Margin

(dollars in millions, % based on net sales)	Three months ended December 31,				Year ended December 31,
	2025		2024		2025		2024
	$	%	$	%	$	%	$	%
Net income (loss)	$52.4	3.1%	$500.4	29.7%	$(530.2)	(8.1)%	$711.5	10.5%
Interest expense, net	40.0	2.4%	44.9	2.7%	169.8	2.5%	218.8	3.2%
Income tax expense	28.4	1.7%	83.8	4.8%	88.9	1.3%	142.4	2.1%
Loss on extinguishment of debt	4.4	0.3%	4.4	0.3%	4.6	0.1%	10.9	0.2%
Other (expense) income, net	1.2	0.1%	4.6	0.3%	20.7	0.4%	1.2	—%
Operating income (loss)	126.4	7.6%	638.1	37.8%	(246.2)	(3.8)%	1,084.8	16.0%
Amortization	75.6	4.5%	74.2	4.4%	301.1	4.6%	299.8	4.4%
Restructuring and severance charges[1]	1.8	0.1%	0.5	—%	29.8	0.5%	82.8	1.2%
Transformation expenses[2]	12.2	0.8%	12.3	0.8%	61.7	1.0%	58.9	0.9%
Reserve for certain legal matters, net[3]	2.1	0.1%	1.3	0.1%	7.3	0.1%	9.2	0.2%
Other[4]	3.6	0.2%	(0.4)	—%	14.0	0.1%	0.9	—%
Impairment charges[5]	—	—%	—	—%	785.0	12.0%	—	—%
Gain on sale of business[6]	3.7	0.2%	(446.6)	(26.5)%	5.1	0.1%	(446.6)	(6.6)%
Adjusted Operating Income	$225.4	13.5%	$279.4	16.6%	$957.8	14.6%	$1,089.8	16.1%

1.Reflects the incremental expenses incurred in the period related to restructuring initiatives to increase profitability and productivity. Costs included in this caption are specific to employee severance, site-related exit costs, and contract termination costs. These expenses represent costs incurred to achieve the Company’s publicly-announced cost transformation initiative.
2.Represents incremental expenses directly associated with the Company’s publicly-announced cost transformation initiative, primarily related to the cost of external advisors.
3.Represents charges and legal costs, net of recoveries, in connection with certain litigation and other contingencies that are unrelated to our core operations and not reflective of on-going business and operating results.
4.Represents other stock-based compensation expense (benefit), $6.7 million of severance and transition costs associated with the replacement of our Chief Executive Officer in 2025, and other costs.
5.Relates to the goodwill impairment of our Distribution reporting unit.
6.The amount reported in 2024 reflects the gain on the sale of our Clinical Services business. The amount reported in 2025 reflects post‑closing purchase price adjustments related to that sale.

Avantor, Inc. and subsidiaries
Reconciliations of non-GAAP measures (continued)
Adjusted earnings per share

(shares in millions)	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Diluted earnings (loss) per share (GAAP)	$0.08	$0.73	$(0.78)	$1.04
Amortization	0.11	0.11	0.44	0.44
Loss on extinguishment of debt	0.01	0.01	0.01	0.02
Restructuring and severance charges	—	—	0.04	0.12
Transformation expenses	0.02	0.02	0.09	0.09
Reserve for certain legal matters, net	—	—	0.01	0.01
Other	—	—	0.04	(0.01)
Impairment charges	—	—	1.15	—
Gain on sale of business	0.01	(0.66)	0.01	(0.65)
Pension termination charges	—	0.01	0.02	0.01
Income tax (benefit) expense applicable to pretax adjustments	(0.01)	0.05	(0.13)	(0.08)
Adjusted EPS (non-GAAP)	$0.22	$0.27	$0.90	$0.99

Weighted average diluted shares outstanding:
Share count for Adjusted EPS (non-GAAP)	679.3	682.7	680.6	681.9

Avantor, Inc. and subsidiaries
Reconciliations of non-GAAP measures (continued)
Free cash flow

(in millions)	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Net cash provided by operating activities	$152.7	$173.3	$623.8	$840.8
Capital expenditures	(35.5)	(27.5)	(128.8)	(148.8)
Divestiture-related transaction expenses and taxes paid	—	76.3	1.4	76.3
Free cash flow (non-GAAP)	$117.2	$222.1	$496.4	$768.3
Adjusted net leverage

(dollars in millions)	December 31, 2025
Total debt, gross	$3,967.9
Less cash and cash equivalents	(365.4)
	$3,602.5

Trailing twelve months Adjusted EBITDA	$1,069.4
Trailing twelve months ongoing stock-based compensation expense	47.6
	$1,117.0

Adjusted net leverage (non-GAAP)	3.2	x

Avantor, Inc. and subsidiaries
Reconciliations of non-GAAP measures (continued)
Net sales by segment

(in millions)	December 31		Reconciliation of net sales growth (decline) to organic net sales growth (decline)
			Net sales growth (decline)	Foreign currency impact	Divestiture impact	Organic net sales growth (decline)
	2025	2024
Three months ended:
Laboratory Solutions	$1,116.1	$1,125.8	$(9.7)	$43.9	$(7.3)	$(46.3)
Bioscience Production	547.5	560.8	(13.3)	9.7	—	(23.0)
Total	$1,663.6	$1,686.6	$(23.0)	$53.6	$(7.3)	$(69.3)
Year ended:
Laboratory Solutions	$4,399.7	$4,610.1	$(210.4)	$86.0	$(147.9)	$(148.5)
Bioscience Production	2,152.5	2,173.5	(21.0)	18.7	—	(39.7)
Total	$6,552.2	$6,783.6	$(231.4)	$104.7	$(147.9)	$(188.2)

(dollars in millions, % based on net sales)	December 31		Reconciliation of net sales growth (decline) to organic net sales growth (decline)
			Net sales growth (decline)	Foreign currency impact	Divestiture impact	Organic net sales growth (decline)
	2025	2024
Three months ended:
Laboratory Solutions	$1,116.1	$1,125.8	(0.9)%	3.8%	(0.6)%	(4.1)%
Bioscience Production	547.5	560.8	(2.4)%	1.7%	—%	(4.1)%
Total	$1,663.6	$1,686.6	(1.4)%	3.1%	(0.4)%	(4.1)%
Year ended:
Laboratory Solutions	$4,399.7	$4,610.1	(4.6)%	1.8%	(3.2)%	(3.2)%
Bioscience Production	2,152.5	2,173.5	(1.0)%	0.8%	—%	(1.8)%
Total	$6,552.2	$6,783.6	(3.4)%	1.6%	(2.2)%	(2.8)%
Adjusted Operating Income by segment

(dollars in millions, % represent Adjusted Operating Income margin)	Three months ended December 31,				Year ended December 31,
	2025		2024		2025		2024
	$	%	$	%	$	%	$	%
Laboratory Solutions	$114.4	10.2%	$147.4	13.1%	$510.4	11.6%	$598.0	13.0%
Bioscience Production	127.0	23.2%	149.2	26.6%	517.8	24.1%	558.2	25.7%
Corporate	(16.0)	—%	(17.2)	—%	(70.4)	—%	(66.4)	—%
Total	$225.4	13.5%	$279.4	16.6%	$957.8	14.6%	$1,089.8	16.1%

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Chris Fidyk
Vice President, Investor Relations
Avantor
chris.fidyk@avantorsciences.com
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Eric Van Zanten
Head of External Communications
Avantor
610-529-6219
eric.vanzanten@avantorsciences.com
Source: Avantor and Financial News